                                                                      EXHIBIT 12

                           VERIZON WASHINGTON, DC INC.

                Computation of Ratio of Earnings to Fixed Charges


                                                       Nine Months Ended
(Dollars in Thousands)                                 September 30, 2001
-------------------------------------------------------------------------
Income before provision for income taxes................       $124,924
Equity in loss from affiliates..........................         12,206
Dividends received from equity affiliate................            110
Interest expense........................................         15,460
Portion of rent expense representing interest...........          2,880
Amortization of capitalized interest....................            802
                                                              -----------
Earnings, as adjusted...................................       $156,382
                                                              ===========

Fixed charges:
Interest expense........................................       $ 15,460
Portion of rent expense representing interest...........          2,880
Capitalized interest....................................          2,806
                                                              -----------
Fixed Charges...........................................       $ 21,146
                                                              ===========
Ratio of Earnings to Fixed Charges......................           7.40
                                                              ===========